UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      February 5, 2010

CAMBREX CORPORATION

(Exact name of Registrant as specified in its charter)

DELAWARE	1-10638	22-2476135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE MEADOWLANDS PLAZA, EAST RUTHERFORD, NEW JERSEY		07073
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(201) 804-3000

Check the appropriate box if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAMBREX CORPORATION
Form 8-K
Current Report
February 5, 2010

Section 5 – Corporate Governance and Management
Item 5.02(b).  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2010, Roy W. Haley notified the Board of Directors (the “Board”) of Cambrex Corporation (the “Company”) of his decision not to stand for re-election to the Board at the Company’s next Annual Meeting of Shareholders.  Mr. Haley will continue to serve on the Board until the next Annual Meeting that the Company expects will be held on April 22, 2010.  Mr. Haley’s decision not to run for re-election was not the result of any disagreement with the Company, its management or the Board.

Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other document under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

CAMBREX CORPORATION

Date:	February 5, 2010	By:	/s/ F. Michael ZacharA
		Name:	F. Michael Zachara
		Title:	Vice President